EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

VolitionRx Limited

Austin, TX

As independent registered public accountants, we hereby consent to the use of our report dated March 22, 2021 with respect to the financial statements of VolitionRx Limited as of and for the years ended December 31, 2020 and 2019, in Amendment no. 1 to its registration statement on Form S-3 (Registration No. 333-259783). We also consent to the reference of our firm under the caption “Experts” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

November 4, 2021